Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 5 of this Registration Statement on Form S-4 of Palm, Inc. of our report dated January 19, 2001 except for Note 9, which is as of September 5, 2003 relating to the financial statements of Be Incorporated, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/     PricewaterhouseCoopers LLP

San Jose, California

September 25, 2003